UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2013
PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)
____________________________

Delaware	001-34066	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
120 S. LaSalle Chicago, Illinois		60603 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 564-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of PrivateBancorp, Inc.'s 2013 corporate incentive program for executives, the Compensation Committee of the Board of Directors introduced performance share units (PSUs) tied to the Company's long-term financial performance. Awards were granted to nine executives effective March 26, 2013 and provide an opportunity to earn up to a maximum of 80,994 shares of the Company's common stock. The awards are intended to link a portion of 2013 executive compensation to the attainment of sustained profitability measured over a three-year period.

The shares underlying these long-term, performance-based incentives will vest only if the Company achieves a specified cumulative earnings per share (EPS) target over the three-year period from January 1, 2013 to December 31, 2015. They will be settled and converted into common stock two years after vesting, subject to recoupment or “clawback” under certain circumstances.

The number of shares of common stock issued upon settlement can range from a minimum of 50% to a maximum of 150% of target.  If the minimum performance threshold is not met, no shares of common stock will be issued at the end of the performance period. If the cumulative EPS metric exceeds a specified target level after the first two years, then the PSUs will be settled for no less than 50% of target. If 2015 EPS is less than the specified level, the award will be limited to 100% of target.

The Compensation Committee has the right to recoup all or a portion of vested amounts during the two years following the performance period if (a) the cumulative EPS metric on which the award is based is incorrect or if an executive engaged in illegal or fraudulent conduct in order to increase the size of the award; (b) required under applicable laws and regulations; or (c) an executive is deemed to be responsible for misconduct, material errors, a failure of risk oversight or a failure to establish appropriate risk controls, any of which materially and negatively impacts the Company.

The PSUs were issued under the Company's 2011 Incentive Compensation Plan and are subject to the general terms and conditions of that plan, including certain change of control provisions. In addition, dividend equivalents will be paid upon settlement based on the actual number of shares ultimately issued. The PSUs awarded to our named executive officers (as set forth in our proxy statement) were:

Name	Target Performance Share Units
Larry D. Richman	15,382
Kevin M. Killips	6,003
Bruce R. Hague	6,789
Bruce S. Lubin	5,420
C. Brant Ahrens	4,360

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2013	PRIVATEBANCORP, INC.
By: /s/ Kevin M. Killips
Kevin M. Killips
Chief Financial Officer